UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9360 Towne Centre Drive, Suite 110 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2005, the Compensation and Human Resources Committee of the Board of Directors of Amylin Pharmaceuticals, Inc., authorized payment of cash bonuses for fiscal year 2004 to its executive officers pursuant to Amylin’s Executive Cash Bonus Plan, authorized salary increases for its executive officers, and ratified Amylin’s corporate performance goals for use in determining cash bonuses for executive officers for fiscal year 2005.

Amylin’s Executive Cash Bonus Plan is not contained in a formal written document, but a summary of the manner in which executive officer cash bonuses are determined is set forth below.

Under Amylin’s Executive Cash Bonus Plan, Amylin’s executive officers are entitled to earn cash bonus compensation based upon the achievement of certain specified goals relating to the Company’s performance and to each individual officer’s performance.  Under the Executive Cash Bonus Plan, each participant is eligible to receive a target bonus calculated by multiplying such participant’s salary by a percentage value.  The percentage value for each executive officer is derived from a range of percentage values assigned to such participant on the basis of the participant’s title and individual performance assessment. The executive officer’s individual performance assessment is based on the level of accomplishment of his or her predetermined annual performance goals.

The Board establishes the Company’s performance goals at the beginning of each fiscal year.  Following the end of the year, the Board determines the extent to which the Company’s performance goals were attained.  Based upon this Company performance assessment and the assessment of the extent to which each individual attained his or her respective performance goals, the Committee awards each participant a cash bonus in an amount equal to a percentage of such participant’s target bonus. The Committee may determine that a participant will receive a cash bonus in an amount less than or greater than the amount earned by such participant under the Executive Cash Bonus Plan.

The corporate goals established by the Board for fiscal year 2004 were related to regulatory milestones, clinical trial milestones, organizational effectiveness, and financial performance.  The corporate goals established for fiscal year 2005 relate to commercialization objectives, pipeline advancement objectives, organizational effectiveness, and financial performance.

In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, Amylin is not filing each participant’s personal arrangement under the Executive Cash Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: February 22, 2005	By:	/S/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Legal, Secretary and
General Counsel